United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2003

MID-STATE BANCSHARES

(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of Incorporation or Organization)	(File Number)	(I.R.S. Employer Identification No.)

1026 Grand Ave. Arroyo Grande, CA	93420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (805) 473-7700

Item 7.                                                           EXHIBITS

Exhibit No.	Description

99	Press Release of April 21, 2003

Item 9.                                                           REGULATION FD DISCLOSURE (Information being provided under Item 12 of Form 8-K)

On April 21, 2003, Mid-State Bancshares reported net income of $7.4 million for the three months ended March 31, 2003, a 7.9% increase over the comparable 2002 period’s earnings of $6.9 million. Diluted earnings per share were $0.30 for the first quarter of 2003 compared to $0.28 in the 2002 period.

Please refer to the Press Release dated April 21, 2003, attached hereto and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 21, 2003	MID-STATE BANCSHARES

		By:	/s/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

		By:	/s/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing Mid-State Bancshares Operating Results for the First Quarter 2003